Exhibit 10.2

CHANGE IN TERMS AGREEMENT

Principal $8,500,000.00	Loan Date 05-05-2018	Maturity 05-05-2020	Loan No 310036	Call / Coll 4A / 13	Account	Officers RSG	Initials
References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing "***" has been omitted due to text length limitations.

Borrower:	XPEL TECHNOLOGIES CORP. 618 WEST SUNSET ROAD SAN ANTONIO, TX, 78216	Lender:	THE BANK OF SAN ANTONIO HEADQUARTERS 1900 NW LOOP 410 SAN ANTONIO, TX 78213

Principal Amount:	$8,500,000.00	Date of Agreement:	May 5, 2018
DESCRIPTION OF EXISTING INDEBTEDNESS. Promissory Note executed by Borrower in the original principal amount of $150,000.00 dated March 28, 2011, as amended from time to time, including most recently by Promissory Note executed by Borrower and Lender dated August 5, 2017.
DESCRIPTION OF CHANGE IN TERMS. Borrower has requested that Lender renew and extend the maturity date. This Change in Terms Agreement extends and renews the Promissory Note and Business Loan Agreement and all other loan documents and agreements from August 5, 2018 to May 5, 2020.
AMENDMENT of REPORTING REQUIREMENTS and/or COVENANTS: The Loan Agreement is amended as follows with respect to these covenants:
Quarterly Compliance Certificate is modified as follows:
Quarterly Compliance Certificate signed by a qualified officer of the company. certifying the Borrower is in compliance with all terms and conditions of the loan, including reporting and covenants. Compliance Certificate due from Borrower no later than 45 days from quarter-end.
PROMISE TO PAY. XPEL TECHNOLOGIES CORP. ("Borrower") promises to pay to THE BANK OF SAN ANTONIO ("Lender"), or order, in lawful money of the United States of America, the principal amount of Eight Million Five Hundred Thousand & 00/100 Dollars ($8,500,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance or maturity, whichever occurs first.
CHOICE OF USURY CEILING AND INTEREST RATE. The interest rate on this Agreement has been implemented under the "Weekly Ceiling" as referred to in Sections 303.002 and 303.003 of the Texas Finance Code.
PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid Interest on May 5, 2020. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning June 5, 2018, with all subsequent interest payments to be due on the same day of each month after that. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; and then to any late charges. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Notwithstanding any other provision of this Agreement, Lender will not charge interest on any undisbursed loan proceeds. No scheduled payment, whether of principal or interest or both, will be due unless sufficient loan funds have been disbursed by the scheduled payment date to justify the payment.
VARIABLE INTEREST RATE. The interest rate on this loan is subject to change from time to time based on changes in an independent index which is the Wall Street Journal Prime Rate as published in the "Money Rates" table in the Wall Street Journal from time to time (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each day. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 4.750% per

Loan No: 310036	CHANGE IN TERMS AGREEMENT (Continued)	Page 2

annum. Interest prior to maturity on the unpaid principal balance of this loan will be calculated as described in the "INTEREST CALCULATION METHOD" paragraph using a rate of 0.750 percentage points over the Index, adjusted if necessary for any minimum and maximum rate limitations described below, resulting in an initial rate of 5.500% per annum based on a year of 360 days. NOTICE: Under no circumstances will the interest rate on this loan be less than 4.250% per annum or more than (except for any higher default rate or Post Maturity Rate shown below) the lesser of 18.000% per annum or the maximum rate allowed by applicable law. For purposes of this Agreement, the "maximum rate allowed by applicable law" means the greater of (A) the maximum rate of interest permitted under federal or other law applicable to the indebtedness evidenced by this Agreement, or (B) the "Weekly Ceiling" as referred to in Sections 303.002 and 303.003 of the Texas Finance Code.
INTEREST CALCULATION METHOD. Interest on this loan is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding, unless such calculation would result in a usurious rate, in which case interest shall be calculated on a per diem basis of a year of 365 or 366 days, as the case may be. All interest payable under this loan is computed using this method.
PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Prepayment in full shall consist of payment of the remaining unpaid principal balance together with all accrued and unpaid interest and all other amounts, costs and expenses for which Borrower is responsible under this Agreement or any other agreement with Lender pertaining to this loan, and in no event will Borrower ever be required to pay any unearned interest. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Agreement, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: THE BANK OF SAN ANTONIO, 1900 NW Loop 410 San Antonio, TX 78213.
LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment.
POST MATURITY RATE. The Post Maturity Rate on this loan is the lesser of (A) the maximum rate allowed by law or (B) 18.000% per annum based on a year of 360 days. Borrower will pay interest on all sums due after final maturity, whether by acceleration or otherwise, at that rate.
DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:
Payment Default. Borrower fails to make any payment when due under the Indebtedness.
Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.
Default in Favor of Third Parties. Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or ability to perform Borrower's obligations under this Agreement or any of the Related Documents.
False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Agreement or the Related Documents is false or misleading in any

Loan No: 310036	CHANGE IN TERMS AGREEMENT (Continued)	Page 3

material respect, either now or at the time made or furnished or becomes false or misleading at any lime thereafter.
Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.
Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the Indebtedness. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.
Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the Indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness evidenced by this Note.
Change in Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.
Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.
Insecurity. Lender in good faith believes itself insecure.
LENDER'S RIGHTS. Upon default, Lender may declare the entire indebtedness. including the unpaid principal balance under this Agreement, all accrued unpaid interest, and all other amounts, costs and expenses for which Borrower is responsible under this Agreement or any other agreement with Lender pertaining to this loan, immediately due, without notice, and then Borrower will pay that amount.
ATTORNEYS' FEES; EXPENSES. Lender may hire an attorney to help collect this Agreement if Borrower does not pay, and Borrower will pay Lender's reasonable attorneys' fees. Borrower also will pay Lender all other amounts Lender actually incurs as court costs, lawful fees for filing, recording, releasing to any public office any instrument securing this Agreement; the reasonable cost actually expended for repossessing, storing, preparing for sale, and selling any security; and fees for noting a lien on or transferring a certificate of title to any motor vehicle offered as security for this Agreement, or premiums or identifiable charges received in connection with the sale of authorized insurance.
JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.
GOVERNING LAW. This Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Texas without regard to its conflicts of law provisions. This Agreement has been accepted by Lender in the State of Texas.
CHOICE OF VENUE. If there is a lawsuit, and if the transaction evidenced by this Agreement occurred in BEXAR County, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of BEXAR County, State of Texas.
DISHONORED CHECK CHARGE. Borrower will pay a processing fee of $25.00 if any check given by Borrower to Lender as a payment on this loan is dishonored.

Loan No: 310036	CHANGE IN TERMS AGREEMENT (Continued)	Page 4

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the debt against any and all such accounts.
COLLATERAL. Borrower acknowledges this Agreement is secured by Security Agreement dated March 28, 2011, May 7, 2014, June 28, 2016, September 28, 2016, June 12, 2017 and August 5, 2017 , which were properly executed and are valid and enforceable subject to no defenses of any kind.
LINE OF CREDIT. This Agreement evidences a revolving line of credit. Advances under this Agreement, as well as directions for payment from Borrower's accounts, may be requested orally or in writing by Borrower or by an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Agreement at any time may be evidenced by endorsements on this Agreement or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Agreement if: (A) Borrower or any guarantor is in default under the terms of this Agreement or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Agreement; (B) Borrower or any guarantor ceases doing business or is insolvent; (C) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Agreement or any other loan with Lender; (D) Borrower has applied funds provided pursuant to this Agreement for purposes other than those authorized by Lender; or (E) Lender in good faith believes itself insecure. This revolving line of credit shall not be subject to Ch. 346 of the Texas Finance Code.
CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligalion(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.
RENEWAL AND EXTENSION. This agreement is given in renewal and extension and not in novation of the following described indebtedness: RENEWAL AND EXTENSION OF RLOC #310036.
SUCCESSORS AND ASSIGNS. Subject to any limitations stated in this Agreement on transfer of Borrower's interest, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns. If ownership of the Collateral becomes vested in a person other than Borrower, Lender, without notice to Borrower. may deal with Borrower's successors with reference to this Agreement and the Indebtedness by way of forbearance or extension without releasing Borrower from the obligations of this Agreement or liability under the Indebtedness.
NOTIFY US OF INACCURATE INFORMATION WE REPORT TO CONSUMER REPORTING AGENCIES. Please notify us if we report any inaccurate information about your account(s) to a consumer reporting agency. Your written notice describing the specific inaccuracy(ies) should be sent to us at the following address: THE BANK OF SAN ANTONIO 1900 NW Loop 410 San Antonio, TX 78213.

Loan No: 310036	CHANGE IN TERMS AGREEMENT (Continued)	Page 5

MISCELLANEOUS PROVISIONS. If any part of this Agreement cannot be enforced, this fact will not affect the rest of the Agreement. Borrower does not agree or intend to pay, and Lender does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as "charge or collect"), any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment, or acceleration) cause Lender to charge or collect more for this loan than the maximum Lender would be permitted to charge or collect by federal law or the law of the State of Texas (as applicable). Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this loan, and when the principal has been paid in full, be refunded to Borrower. The right to accelerate maturity of sums due under this Agreement does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to charge or collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the loan evidenced by this Agreement until payment in full so that the rate or amount of interest on account of the loan evidenced hereby does not exceed the applicable usury ceiling. Lender may delay or forgo enforcing any of its rights or remedies under this Agreement without losing them. Borrower and any other person who signs, guarantees or endorses this Agreement, to the extent allowed by law, waive presentment, demand for payment, notice of dishonor, notice of intent to accelerate the maturity of this Agreement, and notice of acceleration of the maturity of this Agreement. Upon any change in the terms of this Agreement, and unless otherwise expressly stated in writing, no party who signs this Agreement, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Agreement are joint and several.
PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

BORROWER:

XPEL TECHNOLOGIES CORP.

By:
RYAN L. PAPE, PRESIDENT, DIRECTOR, CEO & SECRETARY of XPEL TECHNOLOGIES CORP.

LENDER:

THE BANK OF SAN ANTONIO

X
ROBERT S GLENN, EXECUTIVE VICE PRESIDENT